                                                                  1.800.776.4001

ABFS

                                                               WE ARE THE FUTURE

POSTMASTER DELIVER TO FOLLOWING ADDRESSEE
Sample A. Sample
Apt. 1-A
123 Any Street
Anytown, US 12345-6789

AT YOUR REQUEST,
ABFS IS PLEASED TO PROVIDE YOU WITH THE ENCLOSED INFORMATION FOR YOUR REVIEW.

Dear Investor:

American Business Financial Services, Inc. (ABFS) is pleased to present you with its newest prospectus dated August 1, 2000. The new prospectus details an offering of $350.0 million of American Business Financial Services, Inc. Investment Notes and Money Market Notes. This prospectus replaces the prospectus dated October 15, 1999.

ABFS Investment Notes offer the following features to investors like you--fixed rates, interest compounded daily until maturity, flexible terms and interest paid monthly, quarterly, semiannually, annually, or at maturity. To read more about ABFS' performance through March 31, 2000, please refer to the appropriate sections of the prospectus.

ABFS invites you to consider its Investment Notes as part of your overall investment strategy. Please read the attached Prospectus carefully, including the "Risk Factors," before investing. To invest with ABFS, complete, sign, and mail the Investor Order Form, along with your check made payable to American Business Financial Services, Inc., in the enclosed postage-paid envelope.

American Business Financial Services, Inc. thanks you for your interest in its Investment Notes. Please feel free to call us at 1-800-776-4001 with any questions you may have.

Sincerely,

/s/ Raymond Bucceroni
Senior Vice President
American Business Financial Services, Inc.

/s/ Jerry Rappaport
Senior Vice President                                 What's Inside
American Business Financial Services, Inc.            >>Investor Order Form
                                                      >>Reply Envelope
                                                      >>Questions & Answers
                                                      >>Prospectus
                                                      >>Prospectus Supplement

                                [GRAPHIC OMITTED]
  BalaPointe Office Centre o 111 Presidential Boulevard o Bala Cynwyd, PA 19004
                               www.ABFSonline.com


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                                [GRAPHIC OMITTED]

                                   short trim


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PROSPECTUS SUPPLEMENT
                                                      BONUS OFFER
American Business Financial Services, Inc.            Investment Note Yielding

Prospectus Supplement Dated                                   .       %*

                                 AMERICAN BUSINESS FINANCIAL SERVICES, INC.
TERM                RATE              ANNUAL YIELD      BONUS             BONUS RATE        BONUS YIELD
3-5 mos.
6-11 mos.
12-17 mos.
18-23 mos.
24-29 mos.
30-35 mos.
36-47 mos.
48-59 mos.
60-83 mos.
84-119 mos.
120 mos.


Minimum for Investment Notes $1,000.
Ask about our rates for larger investments.                  [GRAPHIC OMITTED]
Please call (800) 776-4001 for more information.
American Business Financial Services, Inc. is a NASDAQ listed Company (ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ;ABFI). An offer can only be made by the Prospectus dated delivered in
conjunction with this Prospectus Supplement dated          . See "Risk Factors"
in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes. Interest is compounded daily based on a 365 day year.

These Notes are not certificates of deposit or other obligations of or guaranteed by the depository institution. The payment of principal and interest on these Notes is not insured by the FDIC or guaranteed by any governmental or private insurance fund or any other entity. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through
          .

BalaPointe Office Centre       2255 Glades Road           2425E Camelback Road
111 Presidential Boulevard     Suite 311 E                Suite 1065
Bala Cynwyd, PA 19004          Boca Raton, FL  33431      Phoenix, AZ  85016

                               www.ABFSonline.com

AMERICAN BUSINESS FINANCIAL SERVICES
INVESTMENT NOTES:
Prospectus Supplement Dated


     .     %  Preferred
           Bonus


                                   ABFS Offers Bonus Rates For Investors


TERM                RATE              ANNUAL YIELD*     BONUS             BONUS RATE        BONUS YIELD*
3-5 mos.
6-11 mos.
12-17 mos.
18-23 mos.
24-29 mos.
30-35 mos.
36-47 mos.
48-59 mos.
60-83 mos.
84-119 mos.
120 mos.


Minimum for Investment Notes $1,000.
Ask about our rates for larger investments.
Please call (800) 776-4001 for more information.

[GRAPHIC OMITTED]

American Business Financial Services, Inc. is a NASDAQ listed Company (ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ;ABFI). An offer can only be made by the Prospectus dated delivered in
conjunction with this Prospectus Supplement dated         . See "Risk Factors"
in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes. Interest is compounded daily based on a 365 day year.

These Notes are not certificates of deposit or other obligations of or guaranteed by the depository institution. The payment of principal and interest on these Notes is not insured by the FDIC or guaranteed by any governmental or private insurance fund or any other entity. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through
                  .

BalaPointe Office Centre        2255 Glades Road           2425E Camelback Road
111 Presidential Boulevard      Suite 311 E                Suite 1065
Bala Cynwyd, PA 19004           Boca Raton, FL  33431      Phoenix, AZ  85016

                               www.ABFSonline.com

AMERICAN BUSINESS FINANCIAL SERVICES
INVESTMENT NOTES:
Prospectus Supplement Dated

                                                          SPECIAL 20-MONTH OFFER

                                                                     %
                                                         ANNUAL YIELD*



TERM                RATE              ANNUAL YIELD*     BONUS             BONUS RATE        BONUS YIELD
3-5 mos.
6-11 mos.
12-17 mos.
20 mos.                   ---               ---               ---               . %               . %
18-23 mos.
24-29 mos.
30-35 mos.
36-47 mos.
48-59 mos.
60-83 mos.
84-119 mos.
120 mos.


Minimum for Investment Notes $1,000.
Ask about our rates for larger investments.
Please call (800) 776-4001 for more information.

[GRAPHIC OMITTED]

American Business Financial Services, Inc. is a NASDAQ listed Company (ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ;ABFI). An offer can only be made by the Prospectus dated delivered in
conjunction with this Prospectus Supplement dated          . See "Risk Factors"
in the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes. Interest is compounded daily based on a 365 day year.

These Notes are not certificates of deposit or other obligations of or guaranteed by the depository institution. The payment of principal and interest on these Notes is not insured by the FDIC or guaranteed by any governmental or private insurance fund or any other entity. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through
                   .

BalaPointe Office Centre        2255 Glades Road            2425E Camelback Road
111 Presidential Boulevard      Suite 311 E                 Suite 1065
Bala Cynwyd, PA 19004           Boca Raton, FL  33431       Phoenix, AZ  85016

                               www.ABFSonline.com

                              ABFS Investment Notes
                         Begin Earning These High Rates


Prospectus Supplement Dated


TERM                   RATE           ANNUAL YIELD*
3 to 5 Months
6 to 11 Months
12 to 17 Months
18 to 23 Months
24 to 29 Months
30 to 35 Months
36 to 47 Months
48 to 59 Months
60 to 83 Months
84 to 119 Months
120 Months

           Minimum for Investment Notes and Money Market Notes $1,000.
                   Ask About Our Rates For Larger Investments.
                    For More Information, Call (800) 776-4001

                                [GRAPHIC OMITTED]

  BalaPointe Office Centre o 111 Presidential Boulevard o Bala Cynwyd, PA 19004

              2255 Glades Road o Suite 311 E o Boca Raton, FL 33431

              2425E Camelback Road o Suite 1065 o Phoenix, AZ 85016

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ;ABFI).

*The Effective Annual Yield assumes all interest remains invested for 365 days.

American Business Financial Services, Inc. is a publicly traded Company (NASDAQ;ABFI). An offer can only be made by the Prospectus dated delivered in
conjunction with this Prospectus Supplement dated        . See "Risk Factors" in
the Prospectus for a discussion of certain factors which should be considered in connection with an investment in the Notes. Interest is compounded daily based on a 365 day year.

These Notes are not certificates of deposit or other obligations of or guaranteed by the depository institution. The payment of principal and interest on these Notes is not insured by the FDIC or guaranteed by any governmental or private insurance fund or any other entity. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only. The rates are available through
                   .


**The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below 4.0% per year. Written notice of any decrease in rate will be provided to holders of such Notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such Notes.